Exhibit 32.1

CERTIFICICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO 18 U.S.C. §1350

I, Kathleen Mason, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that:

1. The annual report on Form 10-K of Tuesday Morning Corporation for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

By:	/s/ Kathleen Mason
Kathleen Mason
Chief Executive Officer

Date:  March 9, 2005